As filed with the Securities and Exchange Commission on February 2, 2015

Registration No. 333-187664

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-2485124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172-0172

(918) 573-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig L. Rainey, Esq.

General Counsel

WPZ GP LLC

One Williams Center, Suite 4900

Tulsa, Oklahoma 74172-0172

(918) 573-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robyn E. Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, CO 80202-2642

(303) 298-5700

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration No. 333-187664 filed on Form S-3 (the “Registration Statement”) by the Registrant with the Securities and Exchange Commission on April 2, 2013, which registered $600,000,000 of an indeterminate number of common units representing limited partner interests of the Registrant.

On February 2, 2015, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2014, among the Registrant, Access Midstream Partners, L.P. (“ACMP”), Access Midstream Partners GP, L.L.C., Williams Partners GP LLC, and VHMS LLC (“Merger Sub”), Merger Sub, a direct and wholly-owned subsidiary of ACMP, merged with and into the Registrant, with the Registrant being the surviving entity and becoming a subsidiary of ACMP (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statement have been terminated. The Registrant hereby removes from registration any of the securities of the Registrant registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on February 2, 2015.

WILLIAMS PARTNERS L.P.
By:	VHMS GP LLC, its general partner
By:	ACCESS MIDSTREAM PARTNERS, L.P., its sole member
By:	WPZ GP LLC, its general partner

By:	/s/ William Gault
William Gault
Assistant Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.